Exhibit 32
The following statement is being made to the Securities and Exchange Commission solely for the purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Re:	Perrigo Company plc

Ladies and Gentlemen:
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:

(i)	this Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Perrigo Company plc.

Date:	November 6, 2019	/s/ Murray S. Kessler
Murray S. Kessler
Chief Executive Officer and President

Date:	November 6, 2019	/s/ Raymond P. Silcock
Raymond P. Silcock
Chief Financial Officer